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                                            UNITED STATES
                                 SECURITIES AND EXCHANGE COMMISSION
                                       WASHINGTON, D.C. 20549

                                              FORM 8-K

                                           Current Report
                               Pursuant to Section 13 or 15(d) of the
                                   Securities Exchange Act of 1934

                 Date of Report (Date of Earliest Event Reported): November 19, 2003

                                     THE TRANSLATION GROUP, LTD.
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                       (Exact Name of Registrant as Specified in its Charter)

      Delaware                        000-21725                             22-3382869
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(State of Incorporation)       (Commission File Number)         (IRS Employer Identification Number)

                    30 Washington Avenue       Haddonfield, NJ          08033
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                    (Address of Principle Executive Offices)         (Zip Code)

                 (856) 354-4755 (Registrant's Telephone Number, Including Area Code)

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         ITEM 5. OTHER EVENTS

         As earlier  reported,  the Company and the  principals of Gedanken  (now Applied  Knowledge
Systems, Inc., "AKSI") are disputing the1996 Licensing Agreement,  under which the Company maintains it has the exclusive  worldwide  rights to the Gedanken  Translation  System.  In November 2001, the
company  filed a demand with the American  Arbitration  Association  pursuant to the 1996  Licensing
Agreement.  Hearings  were to  commence  in  September  of 2002,  however  they were  suspended  for
Gedanken's  failure to pay the AAA fees.  The Company  filed a motion with the AAA to terminate  the proceedings,  and the  matter is being  held in  abeyance,  pending  AAA's  receipt of fees or Court intervention.

         On November 18, 2003, the Company filed a Complaint  against  Gedanken in Federal Court and is in the process of serving the defendants.  The Complaint,  which was filed in Camden, New Jersey, alleges Patent Infringement, Breach of Contract, Unjust Enrichment, Misrepresentation, and Breach of
Fiduciary Duties, as well as various claims against Gedanken's attorneys.

Date: November 19, 2003

THE TRANSLATION GROUP, LTD.

By:  /s/  Randy G. Morris
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   Randy G. Morris
   President & CEO